Exhibit 3.1

Restated Certificate of Incorporation of Wilshire Enterprises, Inc. (formerly known as Wilshire Oil Company of Texas) dated December 24, 1983 Exhibit, Certificate of Correction of Restated Certificate of Incorporation of Wilshire Enterprises, Inc. (formerly known as Wilshire Oil Company of Texas) dated March 24, 1987, Certificates of Amendment of Restated Certificate of Incorporation dated July 29, 1987, Certificate of Amendment of Certificate of Incorporation of Wilshire Enterprises, Inc. (formerly known as Wilshire Oil Company of Texas) dated August 20, 1991, Certificate of Amendment of Restated Certificate of Incorporation of Wilshire Enterprises, Inc. (formerly known as Wilshire Oil Company of Texas) dated June 30, 2003, Certificate of Designations & Terms of Series A Participating Preferred Stock of Wilshire Enterprises, Inc. dated June 23, 2006, and Certificate of Designations of Series B Junior Participating Preferred Stock of Wilshire Enterprises, Inc. dated December 6, 2008.

72005002D

FILED
JAN 5 1984 10 AM

RESTATED CERTIFICATE OF INCORPORATION

OF

WILSHIRE OIL COMPANY OF TEXAS

Certificate of Incorporation originally

filed with Secretary of State on

December 7, 1951

as

B-L AND ASSOCIATES, INC.

We, the undersigned, Nathan White and John P. Dietzel, being respectively the President and Secretary of Wilshire Oil Company of Texas, a corporation organized and existing under the laws of the State of Delaware, do hereby certify and attest as follows:

FIRST: That, pursuant to Delaware General Corporation Law §245, the Board of Directors of said corporation, at a meeting duly convened and held, duly adopted the following Restated Certificate of Incorporation of Wilshire Oil Company of Texas:

First: The name of the Corporation is Wilshire Oil Company of Texas.

Second: The principal office or place of business of the Corporation in the State of Delaware is to be located at No. 10 West Tenth Street, in the City of Wilmington, County of New Castle, and the name and residence of its Resident Agent is The Corporation Trust Company, No. 10 West Tenth Street, Wilmington, Delaware.

Third: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To carry on the business of buying, selling, producing, or otherwise acquiring, taking, owning, holding, developing, leasing, managing, manufacturing, importing and exporting, utilizing, marketing, trading, dealing in, and otherwise turning to account, oil of any and all kinds and and grades, gas, either natural or artifical, gasoline, naptha, alcohol, benzine, kerosene, carbon and hydrocarbon products, nitrates, sulfur, petroleum, asphalt, bitumen and bituminous substances of all kinds, and any and all elements, constituents, products and by-products, mixtures, compounds, combinations and blends thereof;

To purchase, take, hold, own, lease, exchange, or otherwise acquire, and to develop, sell, mortgage, let and deal in gas-bearing, oil-bearing and other mineral-bearing properties, leases, mines, wells and rights, and any and all interest whatsoever therein or thereto, and to engage in the business of producing, mining and selling gas, oil, sulfur and other minerals;

To purchase, obtain by contract or concession, or otherwise acquire, take, hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, deal in, convey, or otherwise dispose of, any and all lands, real estate, leases, concessions, licenses, immunities, powers, privileges, grants, rights, land patents, franchises, deposits, wells, mines, quarries, locations, claims, easements, tenements, hereditaments and interests, of every description and nature whatsoever;

In connection with and incidental to any of the foregoing, to purchase, or otherwise acquire, take, own, hold, mortgage, pledge, create liens upon, convey, sell, lease, enjoy, or otherwise turn to account, assign and transfer, and to invest, trade and deal in goods, wares and merchandise and real and personal property, and to exercise any and all powers connected with or relating to each and every of the foregoing businesses;

To construct, build, purchase, lease, or otherwise acquire, take, own, hold, equip, improve, develop, maintain, manage, operate, control, mortgage, create liens upon, deal in, and otherwise dispose of and turn to account, any and all kinds of plants, works, factories, buildings, structures, stores, storehouses, warehouses, houses, extracting plants, waterworks and plants, tanks, reservoirs, containers, pumps, stills, condensers, absorbers, tubes, engines, boilers, turbines, generators, converters, machines and machinery of all kinds, electrical and otherwise, switchboards, meters and all kinds of measuring devices, tools, implements, equipment, apparatus and things or property, real or personal, of every kind and description, cars, tank cars, tanks, pipe lines, transmission lines, distribution lines and plants, mains, pipes, conduits, ducts, services, pumping and compressing stations, terminals, storage plants and equipment, systems, vehicles, however propelled, ships, docks, boats, barges, floats, vessels and craft of any and all kinds, however operated or propelled, docks, wharves, drydocks, repair shops, elevators, piers and any and all facilities, connections, installations, appliances, apparatus, appurtenances, things or property, real and personal, of every kind and description connected with, incidental to, necessary, suitable, useful, convenient, or appertaining to the producing, drilling for, mining, manufacturing, buying, acquiring, securing, transporting, refining, reducing, condensing, evaporating, vaporizing, blending, analyzing, compressing, liquifying, absorbing, cracking, extracting, separating, purifying, combining, mixing, marketing, utilizing, dealing in, storing, or otherwise disposing of and turning to account, oil of any and all kinds and grades, gas, either natural or artificial, gasoline, naphtha, alcohol, benzine, kerosene, carbon and hydrocarbon products, nitrates, sulfur, petroleum, asphalt, bitumen and bituminous substances of all kinds, and the elements, constituents, products and by-products, mixtures, compounds, combinations and blends thereof, and for any of the purposes enumerated in this certificate;

To apply for, obtain, register, purchase, lease, acquire, secure, own, hold, use, operate, contract or negotiate for, take licenses or other rights in respect of, sell,

transfer, grant licences and rights in respect of, manufacture under, introduce, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in and turn to account letters patent, patents, patent rights, patents applied for or to be applied for, trade marks, trade names and symbols, distinctive marks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, processes, data, formulae of any and all kinds granted by or recognized under or pursuant to the laws of the United States of America, any State or territorial possession thereof, or of any other country or countries whatsoever;

To make, enter into and carry out any arrangements with any domestic or foreign governmental, municipal or public authority, or with any corporation, partnership, association, combination, organization, entity or person, domestic or foreign, to obtain therefrom or otherwise to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon which may lawfully be undertaken by a corporation organized under the laws of the State of Delaware;

To cause to be formed, merged, consolidated, reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law, the formation, merger, consolidation, liquidation or reorganization of any corporation, combination, organization, entity or association, under the laws of the United States, of the State of Delaware, or of any domestic or foreign state, government or body politic, for the purpose of accomplishing any or all of the objects or purposes for which the Corporation is organized;

To cause or allow the legal title or any legal or equitable estate, right or interest, in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of, or operated by, any person, firm, association, corporation or other organization, domestic or foreign, formed or to be formed, either upon trust for, or as agents or nominees of, the Corporation or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation;

To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental municipal or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation;

To acquire all or any part of the good will, rights, property and business of any person, entity, partnership, association or corporation which may be useful or convenient in the business of the Corporation, to pay for the same in cash or in stocks, bonds or other obligations of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and

property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired;

To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivisions, or by any combinations, organizations or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of, and receipts evidencing interest in, any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law its own stock, bonds, debentures or its other obligations or securities, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein, as aforesaid, by original subscription, underwriting loan, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein by fully paid or subject to further payments; to make payments thereon as called for or in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise, for investment, resale or any other lawful purpose;

To borrow or raise moneys for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets or property of the Corporation, real, personal, or mixed, tangible or intangible, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes in such manner and upon such terms as may be deemed judicious, and to confer, in any manner permitted by law, upon the holders of any bonds, debentures or obligations of the Corporation, secured or

unsecured, the right to convert the principal thereof into stock of the Corporation upon such terms and conditions as may be deemed advisable;

To purchase or otherwise acquire, hold, sell, transfer, reissue, cancel or otherwise dispose of the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of Delaware; provided that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation, and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;

In general to carry on any business not contrary to the laws of Delaware and to have and exercise all of the powers conferred by the laws of Delaware upon corporations formed thereunder; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in company with any person, entity, syndicate, partnership, association or corporation; to establish and maintain offices and agencies within and anywhere outside of the State of Delaware; and to exercise all or any of its corporate powers and rights in the State of Delaware and in any and all other states, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries;

To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of Delaware;

The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, unless otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The occurrence within any of the foregoing clauses of any purpose, power or object prohibited by the laws of Delaware or of any other state or country in which this Corporation shall be qualified to do business shall not invalidate any other purpose, power or object not so prohibited by reason of its contiguity or apparent association therewith;

The Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by the General Corporation Law of the State of Delaware to

corporations of the character and all the powers conferred upon such corporations by the laws of Delaware, as in force from time to time, so far as not in conflict herewith, or which may be conferred by all acts heretofore or hereafter amendatory of or supplemental to said Act or said laws, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by said Act or said laws now or hereafter in force; provided, however, that the Corporation shall not in any state, territory, district, possession or country carry on any business, or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

Fourth: The total number of shares of all classes of stock which the corporation shall have authority to issue is 11,000,000, of which (i) 1,000,000 shares shall be Preferred Stock, par value $1.00 per share, and (ii) 10,000,000 shares shall be Common Stock, par value $1.00 per share.

A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

(ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, whether the Corporation shall be required to pay such dividends on specified dates if funds are legally available

for the payment thereof, whether the payment of such dividends shall be entirely at the discretion of the Board of Directors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred Stock of the Corporation, and whether dividends shall be cumulative or non-cumulative;

(iii) Whether or not the shares of such series shall be subject to redemption by the Corporation and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

(vi) Whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

(vii) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, in accordance with the provisions of the resolution of the Board of Directors creating each series, out of funds legally available for the payment thereof, at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and

set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock.

4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining unless otherwise provided in the resolution or resolutions creating such series of Preferred Stock.

5. At all meetings of the stockholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

6. The Preferred Stock purchased, redeemed or converted pursuant to any of the provisions of the resolution of the Board of Directors creating each series, shall, at the discretion of the Board of Directors, be held in the treasury of the Corporation subject to reissuance, or shall, from time to time, in the discretion of the Board of Directors, upon the filing and recording of such certificate as may be in accordance with the laws of the State of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

7. No holder of the Common Stock or the Preferred Stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for, or purchase any part of, any new or additional issue of stock of the Corporation of any class or of any issue of securities convertible into stock, or of any warrants or rights to purchase stock, whether now or hereafter authorized and whether issued for money or for a consideration other than money.

Fifth: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

Sixth: The names and places of residence of the incorporators are as follows:

Names	Residences
John R. Raben	New York, New York
Paul C. Sheeline	New York, New York
Eugene L. Bondy, Jr.	New York, New York

Seventh: The Corporation is to have perpetual existence.

Eighth: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

Ninth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is, subject to any conditions specifically imposed in this Certificate of Incorporation, expressly authorized:

To make, alter or repeal the by-laws of the Corporation, subject, however, to the power of the stockholders pursuant to Article Fifteenth hereof to alter, amend or repeal any by-laws made by the Board of Directors.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

By resolution or resolutions adopted by a majority of the Board of Directors to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Tenth: In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the Directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such Director shall at the time be fully disclosed or otherwise known to the Board of Directors; and each and every person who may from time to time become a Director of the Corporation is hereby relieved from any liability whatsoever that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in

or with which he may be in any way interested or connected. Any Director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he is also a stockholder, Director or officer of, or has any interest in, such other person. Any contract or other transaction of the Corporation or of the Board of Directors or of any Committee thereof which shall be ratified by a majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for the purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or deprive the Director and officer of their right to proceed with such contract or other transaction.

Eleventh: Each Director, each officer, each former Director and each former officer of the Corporation and each person who may have served at the request of the Corporation as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, or to be liable for negligence or misconduct in the performance of his duties as such officer or Director. Such right of indemnification shall not be or be deemed to be exclusive of any other right to which he may be entitled, under any By-Law, agreement, vote of stockholders or otherwise.

Twelfth: Meetings of stockholders may be held without the State of Delaware if the By-Laws so provide. The books of the Corporation may be kept (subject to any provisions contained in the Delaware Statutes or in the statutes of any State in which the Corporation may qualify) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the By-Laws of the Corporation.

Thirteenth:

(a) The number of directors of the Corporation shall be fixed from time to time in the manner provided in the by-laws of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1983, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next

election of the class of which such directors shall have been chosen and until their successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(b) Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this Article Thirteenth.

Fourteenth: Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting except (1) any action which may be taken solely upon the vote or consent of holders of Preferred Stock, or any series thereof, or (2) any action taken upon the signing of a consent in writing, setting forth the action so taken, by all the stockholders of the Corporation entitled to vote thereon.

Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the voting power of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provisions inconsistent with this Article Fourteenth.

Fifteenth: Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation to the contrary, the stockholders of the Corporation may exercise their power to alter, amend, repeal or adopt by-laws of the Corporation only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, provided that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting called for the taking of such action.

Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the voting power of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Fifteenth.

Sixteenth: Except as limited herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SECOND: That the Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of said corporation's Certificate of Incorporation, as heretofore amended or supplemented and there are no discrepancies between such provisions and the provisions of the Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned, said Nathan White and John P. Dietzel, have signed and attested to the foregoing as the President and Secretary, respectively, of Wilshire Oil Company of Texas this [illegible] day of [illegible], 1983.

President of Wilshire
Oil Company of Texas

ATTEST:

Secretary of Wilshire
Oil Company of Texas

00024

STATE OF) ss.:
COUNTY OF)

BE IT REMEMBERED that on this day of , 1983, personally came before me, a Notary Public in and for the County and State aforesaid, Nathan White, the President of Wilshire Oil Company of Texas, a corporation of the State of Delaware, one of the persons described in and who signed the foregoing Restated Certificate of Incorporation of said corporation, known to me personally to be such, and he acknowledged the said Restated Certificate of Incorporation to be his act and deed and the act and deed of the Secretary of said corporation; that the facts therein stated are true; and that his signature and the signature of the Secretary of said corporation to the said Restated Certificate of Incorporation are in his handwriting and in the handwriting of the Secretary of said corporation, respectively.

GIVEN under my hand and seal of office the day and year aforesaid.

Notarial Seal

00025

CERTIFICATE OF CORRECTION

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WILSHIRE OIL COMPANY OF TEXAS

WILSHIRE OIL COMPANY OF TEXAS, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is WILSHIRE OIL COMPANY OF TEXAS.

2. That a Certificate of Restated Certificate of Incorporation of the corporation was filed as the office of the Secretary of State of the State of Delaware on January 5, 1984, and that said certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said certificate to be corrected is as follows: The stated Article Eleventh of the Restated Certificate of Incorporation appearing in Paragraph First of the said Restated Certificate of Incorporation, in its present form, is an inaccurate record of the corporate action referred to therein, and the inaccuracy to be corrected is the omission of the words "in which he is made a party by reason of his being or having

been a Director or officer of the Corporation or such other corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding" in said Article.

4. The revised Article Eleventh, appearing in Paragraph First of the said Restated Certificate of Incorporation, is hereby corrected to read as follows:

> Eleventh: Each Director, each officer, each former Director and each former officer of the Corporation and each person who may have served at the request of the Corporation as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director or officer of the Corporation or of such other corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of his duties as such officer or Director. Such right of indemnification shall not be or be deemed to be exclusive of any other right to which he may be entitled, under any By-Law, agreement, vote of stockholders or otherwise.

IN WITNESS WHEREOF, said Wilshire Oil Company of Texas has caused this certificate to be signed and attested by William Goldberg, its Senior Vice President, and John P. Dietzel, its Secretary, this 27 day of March, 1987.

William Goldberg
Senior Vice President of
Wilshire Oil Company of Texas

ATTEST:

Secretary of Wilshire
Oil Company of Texas

STATE OF NEW JERSEY)
) ss:
COUNTY OF HUDSON)

BE IT REMEMBERED that on this 24th day of March, 1987, personally came before me, a Notary Public in and for the County and State aforesaid, William Goldberg, Senior Vice President of Wilshire Oil Company of Texas, a corporation organized under the laws of the State of Delaware, one of the persons described in and who signed the foregoing certificate of correction of said corporation, known to me personally to be such, and he acknowledged the said certificate of correction to be his act and deed and the act and deed of the Secretary of said corporation; that the facts therein stated are true; and that his signature and the signature of the Secretary of said corporation to the said certificate of correction are in his handwriting and in the handwriting of the Secretary of said corporation, respectively.

GIVEN under my hand and seal of office the day and year aforesaid.

[signature]

CHARLES F. LENZINGER
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires 9/30/87

Notarial Seal

AUG 7 1987
10 Am
[signature]

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATION OF INCORPORATION

* * * * *

Wilshire Oil Company of Texas, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of said corporation:

> RESOLVED, that the Restated Certificate of Incorporation of Wilshire Oil Company of Texas be amended by changing the Eleventh Article thereof so that, as amended, said Article shall be and read as follows:
>
> "ELEVENTH: The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, is or was a consultant designated by resolution of the board of directors as entitled to the benefits of this Article Eleventh (hereinafter, a "consultant") or serves or served at the request of the Corporation any other enterprise as a director, officer or consultant. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall

ultimately be determined that such person is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided herein shall inure to the benefit of the estate, heirs, executors and administrators of any person entitled to such pursuant to this Article Eleventh. The rights provided to any person by this Article Eleventh shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or consultant as provided above. No amendment of this Article Eleventh shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article Eleventh, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or consultant of the Corporation which imposes duties on, or involves services by, such director, officer or consultant with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

RESOLVED, that the Restated Certificate of Incorporation of Wilshire Oil Company of Texas be amended by adding a new Seventeenth Article thereto so that said Article shall be and read as follows:

"SEVENTEENTH: A director of the Corporation shall not be liable to the Corporation or its

stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereinafter be amended.

No amendment, modification or repeal of this Article Seventeenth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

SECOND: That thereafter, at the annual meeting of the stockholders of said corporation the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of

section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Wilshire Oil Company of Texas has caused this certificate to be signed by William Goldberg, its Senior Vice President and attested by John P. Dietzel, its Secretary, this 1st day of July, 1987.

WILSHIRE OIL COMPANY
OF TEXAS

By William Goldberg
Senior Vice President

ATTEST:

By [signature]
Secretary

RECEIVED FOR RECORD

AUG 1 1987

William M. Haney, Recorder

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF WILSHIRE OIL COMPANY OF TEXAS FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 1991, AT 10 O'CLOCK A.M.

* * * * * * * * * * *

721234090

Michael Harkins, Secretary of State

AUTHENTICATION: *3181922

DATE: 08/23/1991

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WILSHIRE OIL COMPANY OF TEXAS

Wilshire Oil Company of Texas, a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 10,000,000 shares of Common Stock of the par value of $1.00 per share to 15,000,000 shares of Common Stock of the par value of $1.00 per share so that, as amended, said Article shall read as follows:

> "FOURTH: the total number of shares of all classes of stock which the corporation shall have authority to issue is 16,000,000, of which (i) 1,000,000 shares shall be Preferred Stock, par value $1.00 and (ii) 15,000,000 shares shall be Common Stock, par value $1.00 per share."

SECOND. The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Wilshire Oil Company of Texas has caused this certificate to be signed by Sherry Wilzig Izak, its Chairman of the Board of Directors, and attested by Alan Lieberman, its Assistant Secretary, on the 20th day of August, 1991.

WILSHIRE OIL COMPANY OF TEXAS

By [signature]
Sherry Wilzig Izak
Chairman of the Board of Directors

Attest:

By [signature]
Alan Lieberman
Assistant Secretary

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF WILSHIRE OIL COMPANY OF TEXAS FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 1991, AT 10 O'CLOCK A.M.

* * * * * * * * * *

DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE

721234080

Michael Harkins, Secretary of State

AUTHENTICATION: 3151922

DATE: 08/23/1991

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WILSHIRE OIL COMPANY OF TEXAS

Wilshire Oil Company of Texas, a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 10,000,000 shares of Common Stock of the par value of $1.00 per share to 15,000,000 shares of Common Stock of the par value of $1.00 per share so that, as amended, said Article shall read as follows:

"FOURTH: the total number of shares of all classes of stock which the corporation shall have authority to issue is 16,000,000, of which (i) 1,000,000 shares shall be Preferred Stock, par value $1.00 and (ii) 15,000,000 shares shall be Common Stock, par value $1.00 per share."

SECOND. The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Wilshire Oil Company of Texas has caused this certificate to be signed by Sherry Wilzig Izak, its Chairman of the Board of Directors, and attested by Alan Lieberman, its Assistant Secretary, on the 20th day of August, 1991.

WILSHIRE OIL COMPANY OF TEXAS

By [signature]
Sherry Wilzig Izak
Chairman of the Board of Directors

Attest:

By [signature]
Alan Lieberman
Assistant Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WILSHIRE OIL COMPANY OF TEXAS", CHANGING ITS NAME FROM "WILSHIRE OIL COMPANY OF TEXAS" TO "WILSHIRE ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2003, AT 5:38 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2003, AT 12:01 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

0452014 8100

030429342

AUTHENTICATION: 2501208

DATE: 06-30-03

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:18 AM 06/30/2003
FILED 09:18 AM 06/30/2003
SRV 030429362 - 0432014 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WILSHIRE OIL COMPANY OF TEXAS

Wilshire Oil Company of Texas, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and inserting the following in lieu thereof:

"FIRST: The name of the Corporation is Wilshire Enterprises, Inc."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

3. This Certificate and the amendment effected hereby shall become effective at 12:01am, eastern time, on July 1, 2003.

IN WITNESS WHEREOF, Wilshire Oil Company of Texas has caused this Certificate to be executed by the undersigned duly authorized officer on this 30th day of June, 2003.

WILSHIRE OIL COMPANY OF TEXAS

By: [signature]
Name: RALPH G KUPFERMAN
Office: PRESIDENT

[illegible]

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "WILSHIRE ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2006, AT 2:09 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

0452014 8100

060606522

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 4854717

DATE: 06-26-06

CERTIFICATE OF DESIGNATIONS AND TERMS OF SERIES A PARTICIPATING PREFERRED STOCK OF WILSHIRE ENTERPRISES, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Wilshire Enterprises, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

Pursuant to authority granted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $1.00 per share, and certain qualifications, limitations and restrictions thereon:

RESOLVED, that there is hereby established a series of Preferred Stock, par value $1.00 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

(i) The distinctive serial designation of this series shall be "Series A Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

(ii) The number of shares in this Series shall initially be 375,000 which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

(iii) The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $6.25 over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 06/23/2006
FILED 02:09 PM 06/23/2006
SRV 060606522 - 0452014 FILE

W5105/1
06/22/2006 1975259.01

holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided, that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

The term "Reference Package" shall initially mean 100 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Corporation. In the event the Corporation shall at any time after the close of business on June 22, 2006 (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

(iv) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

(v) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of

the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $2,500.00 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(vi) The shares of this Series shall not be redeemable.

(vii) In addition to any other vote or consent of stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have one vote per share.

(viii) The Series A Participating Preferred Stock shall rank junior as to the payment of dividends and amounts upon liquidation, dissolution and winding up to all of the Corporation's capital stock except (A) the Common Stock and (B) any other capital stock of the Corporation which by its terms ranks junior to the Series A Participating Preferred Stock as to the payment of dividends or amounts upon liquidation, dissolution or winding up.

(ix) Other than as set forth herein and as provided by law, the Series A Participating Preferred Stock shall not have any other powers, preference or other rights or privileges.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly signed by S. Wilzig Izak, its Chairman of the Board and Chief Executive Officer, on the 22nd day of June, 2006.

WILSHIRE ENTERPRISES, INC.

By: ______________________
S. Wilzig Izak
Chairman of the Board and Chief Executive Officer

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "WILSHIRE ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF DECEMBER, A.D. 2008, AT 9:17 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

0452014 8100

AUTHENTICATION: 7004184

081167771

DATE: 12-05-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:37 AM 12/05/2008
FILED 09:17 AM 12/05/2008
SRV 081167771 - 0452014 FILE

CERTIFICATE OF DESIGNATIONS

of

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

WILSHIRE ENTERPRISES, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware

WILSHIRE ENTERPRISES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on December 3, 2008 adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as "Series B Junior Participating Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series B Junior Participating Preferred Stock," and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Dividends and Distribution.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors

out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after December 15, 2008 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) Each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two additional directors of the Corporation, the holders of any Series B Junior Participating Preferred Stock being entitled to cast that number of votes per share of Series B Junior Participating Preferred Stock as specified in clause (A) of this Section 3. Each such additional director shall not be a member of Class I, Class II or Class III of the Board of Directors of the Corporation, but shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time without cause only by the affirmative vote of the holders of the shares of Series B Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series B Junior Participating Preferred Stock in this Section 3.

(D) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received

an amount per share (the "Series B Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8. No Redemption. Shares of Series B Junior Participating Preferred Stock shall not be subject to redemption by the Company.

9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10. Amendment. At any time that any shares of Series B Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended, by merger, consolidation or otherwise, in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional

shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 4th day of December, 2008.

WILSHIRE ENTERPRISES, INC.

By: ______________________

S. Wilzig Izak
Chairman of the Board and
Chief Executive Officer